UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 2, 2012

T3 MOTION, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35133	20-4987549
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

2990 Airway Avenue

Costa Mesa, California 92626

(Address of principal executive offices)

Registrant’s telephone number, including area code: (714) 619-3600

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 2, 2012, Kelly Anderson, Chief Financial Officer of T3 Motion, Inc. (the “Company”), notified the Company’s board of directors that she was terminating her employment relationship with the Company in light of an inability to come to an agreement with the Company regarding terms for her continued employment. Ms. Anderson has advised that she will continue to work with the Company for the next several weeks in order to assist with the transition as the Company seeks to retain her replacement. Ki Nam, Chief Executive Officer of the Company, will assume the role of interim principal financial officer.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

T3 Motion, Inc.

Date: January 6, 2012	By:	/s/ Ki Nam
Name: Ki Nam
Title: Chief Executive Officer

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